Exhibit 32.1

JAVA EXPRESS, Inc.

 Certification Of Principal Executive Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the quarter report of Java Express, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2012, Jonathan Moffitt hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The quarter report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the quarter report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:

February 12, 2013

/s/ Jonathan Moffitt

Jonathan Moffitt

Principal Executive Officer